                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant / /
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                        Flow International Corporation
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per  Exchange Act  Rules 0-11(c)(1)(ii),  14a-6(i)(1), 14a-6(i)(2)  or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee  computed  on   table  below   per  Exchange   Act  Rules   14a-6(i)(4)
     and 0-11.
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     5) Total fee paid:
        ------------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     3) Filing Party:
        ------------------------------------------------------------------------
     4) Date Filed:
        ------------------------------------------------------------------------

- --------------------------------------------------------------------------------
                         FLOW INTERNATIONAL CORPORATION
              ---------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                AUGUST 29, 1996

To the Stockholders of Flow International Corporation:

    NOTICE IS HEREBY GIVEN that the Annual Meeting of the Stockholders of Flow International Corporation, a Delaware Corporation, will be held on Thursday, August 29, 1996, at 10:00 a.m., Pacific Daylight Time, at the Washington Athletic Club, 1325 Sixth Avenue, Seattle, Washington 98111, for the following purposes as described in the attached Proxy Statement:

1. To elect three directors to hold office for three-year terms ending at the 1999 Meeting of Stockholders or until their respective successors are elected and qualified;

2. To approve an amendment to the 1987 Stock Option Plan for Nonemployee Directors to increase the number of options granted annually to directors from 5,000 to 10,000 and to increase the number of shares available for grant under the Plan from 400,000 to 750,000; and

3. To transact such other business as may properly come before such meeting or any adjournment thereof.

    Pursuant to the By-Laws, the Board of Directors has fixed the close of business on July 8, 1996, as the record date for determination of stockholders of the Company entitled to receive notice of and to vote at the Annual Meeting.

    So far as Management is aware, no business will properly come before the Annual Meeting other than the matters set forth above.

IF YOU CANNOT BE PRESENT AT THE MEETING, YOU ARE REQUESTED TO SIGN, DATE, AND RETURN THE ENCLOSED PROXY CARD APPOINTING RONALD W. TARRANT, THOMAS A. CROSS AND JOHN S. LENESS, AND EACH OF THEM, AS YOUR PROXIES.

                                          John S. Leness
                                          Secretary

KENT, WASHINGTON
July 22, 1996

                    IT IS IMPORTANT THAT YOUR STOCK BE VOTED

                         FLOW INTERNATIONAL CORPORATION
                           23500 - 64TH AVENUE SOUTH
                             KENT, WASHINGTON 98032

                            ------------------------

                                PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD AUGUST 29, 1996

                            ------------------------

    The following proxy statement is made in connection with solicitation by the Board of Directors of Flow International Corporation (the "Company") of the enclosed proxy for use at the Annual Meeting of Stockholders.

    Shares presented by properly executed proxy in the accompanying form will be voted at the meeting and, where instructions have been given by the stockholder, will be voted in accordance with such instructions. AS STATED IN THE PROXY, IF NO INSTRUCTIONS ARE GIVEN, THE STOCKHOLDER'S SHARES WILL BE VOTED ACCORDING TO THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS. The proxy may be revoked at any time before its exercise by sending written notice of revocation to the Secretary of the Company, or by signing and delivering a proxy which is dated later, or, if the stockholder attends the meeting in person, by giving notice of revocation to the meeting judge.

    At the date of this statement, the only matters that Management intends to present are the election of directors and the approval of an increase in the 1987 Stock Option Plan for Nonemployee Directors (the "1987 Plan"). If any other matters are properly brought before the meeting, the enclosed proxy gives discretionary authority to the persons named in such proxy to vote the shares in their best judgment.

    The 1996 Annual Report of the Company is enclosed herewith. The approximate mailing date of this proxy material is July 22, 1996.

                    OUTSTANDING SECURITIES AND VOTING RIGHTS

    The Company has only one class of capital stock outstanding entitled to be voted at the Annual Meeting: Common Stock with voting rights. On July 8, 1996, the record date for determining the stockholders entitled to vote at the Annual Meeting, there were 14,537,727 shares of Common Stock outstanding and entitled to vote.

    The last sale on the record date of the Company's Common Stock, as reported by NASDAQ, was $8.625 per share. Each share entitles the holder to one vote on all matters presented for stockholder approval including one vote for each director. There are no cumulative voting rights. Under Delaware law and the Company's Certificate of Incorporation, the election of directors requires the vote of the plurality of shares present in person or represented by proxy at the meeting and entitled to vote. Accordingly, the indication of an abstention on a proxy or the failure to vote either by proxy or in person will be treated as neither a vote "for" nor "against" the election of any director. Each of the other matters must be approved by the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote. Abstention from voting will have the practical effect of voting against these matters since it is one less vote for approval. Broker nonvotes, shares held by brokers or nominees for the accounts of others as to which voting instructions have not been given, will be treated as shares that are present for determining a quorum. Brokers and nominees, under applicable law, may vote shares for which no instructions have been given in their discretion in the election of directors.

                             ELECTION OF DIRECTORS
                           (PROXY PROPOSAL NUMBER 1)

    According to the Certificate of Incorporation, the Board of Directors shall be composed of no less than five directors (except in the case of unfilled vacancies) and no more than nine directors who, beginning with the 1984 election of directors, were divided (as closely as possible) into three equal classes. The By-Laws provide that the number of directors shall be nine. The Certificate of Incorporation and the By-Laws also provide that outside directors are to be represented as closely as possible in equal numbers among the three classes.

    At the meeting three directors will be elected to serve for three-year terms expiring on the date of the 1999 Annual Meeting of Stockholders. Of the remaining directors, three are serving terms that will not expire until the 1997 Annual Meeting of Stockholders and three are serving terms that will not expire until the 1998 Annual Meeting of Stockholders. Each director elected will continue in office until his or her successor has been elected, or until his or her resignation or removal in the manner provided by the Certificate of Incorporation and By-Laws of the Company.

    The names of those persons nominated by the Board of Directors for the position of director of the Company and the names of the directors of the Company whose terms will continue after the Annual Meeting are listed below, accompanied by brief biographies. Shares represented by a properly executed proxy in the accompanying form will be voted for such nominees. Discretionary authority is reserved to vote such shares in the best judgment of the persons named in the proxy in the event that any person or persons other than the nominees listed below are to be voted upon at the meeting due to the unavailability of any nominee so listed.

    There are no family relationships between any nominee, director, or executive officer of the Company.

    The affirmative vote of a plurality of the votes cast by stockholders present in person or by proxy and entitled to vote at the meeting, a quorum being present, is required to elect the nominees listed below.

    The names of the nominees for directors and the continuing directors, together with certain information regarding them, are as follows:

NOMINEES (FOR TERMS OF THREE YEARS):

    KATHRYN L. MUNRO (age 48) is President of Bank of America Arizona and Manager of the bank's Southwest Region retail and business banking network. Prior to her Arizona appointment, Ms. Munro served as Executive Vice President and Manager at Seafirst Bank in Seattle, Washington, where she held a variety of senior management positions in both the commercial and retail areas of the bank. She began her banking career in 1980. She currently serves as Chairman of the board of directors for the Valley of the Sun United Way and the Arizona Multibank. She also serves on the boards of University of Arizona Foundation, COMPAS, Downtown Phoenix Partnership, the Heard Museum, the Valley of the Sun YMCA, the Governor's Work Force Development Council and the Greater Phoenix Quality of Life Steering Committee. Ms. Munro received a bachelor of science degree from Auburn University and a master's in business administration from the University of Washington.

    SANDRA F. ROREM (age 55) is the Chief Executive Officer of Medalia HealthCare, in Seattle, Washington, a primary care medical group of over 300 doctors in over forty clinics throughout Puget Sound. Prior to joining Medalia in 1994, she served 17 years with the Seattle-based Sisters of Providence Medical Center, where she held various positions, including Administrator of the Physician Division and Associate Administrator of Clinics and Hospital Support Services. She is also a member of the American College of Health Care Executives, the American College of Medical Group Administrators, the Society of Teachers of Family Medicine, and the Society of Ambulatory Care Professionals. Ms. Rorem holds a master's in business administration from the University of Washington where she is a Faculty Associate for the Department of Family Medicine and Community Health.

    DEAN D. THORNTON (age 67) retired from The Boeing Company in 1994 where he had been executive vice president, a member of the executive council, and since 1985, President of Boeing Commercial Airplane Group. Mr. Thornton has served as a director of the Company since 1993. Mr. Thornton joined Boeing in 1963 as Assistant Treasurer and was elected Treasurer in 1966. He served in a variety of executive assignments including Vice President of Finance, contracts and international operations for the commercial airplane company and Vice President
- -General Manager of the 767 Division. Mr. Thornton serves on the board of directors of Principal Financial Group of Des Moines, Iowa and is also a member of the Board of Trustees of the Seattle Art Museum. Mr. Thornton received a B.S. in business from the University of Idaho in 1952.

                             THE BOARD OF DIRECTORS
                           RECOMMENDS A VOTE FOR THE
                         ELECTION OF THE ABOVE NOMINEES
                           FOR THE BOARD OF DIRECTORS

CONTINUING DIRECTORS:

    RON D. BARBARO (age 64) was President of The Prudential Insurance Company of America, responsible for world-wide operations, and he retired in 1993. Mr. Barbaro was elected to the Board in 1995 for a term expiring with the 1998 Annual Meeting. He was responsible for Prudential's Canadian operation from 1985 to 1990. Mr. Barbaro serves on the boards of: The Thomson Corporation, Equifax, Inc., The Prudential Life Insurance Company (Canada), The Prudential Insurance Company of America Mutual Funds, Clairvest Group, Inc. and as Chairman of Canbra Foods Limited.

    DANIEL J. EVANS (age 70) has been Chairman of Daniel J. Evans Associates, a consulting firm in Seattle, since 1989. Mr. Evans was appointed to the Company's Board of Directors in 1991, and his current term expires with the 1997 Annual Meeting. From 1965 through 1977 Mr. Evans was Governor of the State of Washington. From 1977 through 1983, he was President of The Evergreen State College. In 1983 he was appointed to the United States Senate to fill the seat of the late Senator Henry M. Jackson and won a special election to serve the remaining five years of the term. He did not seek a second term. Mr. Evans chaired the National Academy of Sciences Commission on Policy Options for Global Warming and is co-chair of the Washington Wildlife and Recreation Coalition. Mr. Evans serves as director of Washington Mutual Bank, Burlington Northern Santa Fe Inc., Tera Computer Company, Attachmate, Inc., and Puget Sound Power & Light Co., and as trustee for The Evergreen State College Foundation. Mr. Evans also serves on the Board of Regents of the University of Washington. Mr. Evans received a B.S. in 1948, and an M.S. in 1949, in civil engineering from the University of Washington.

    ARLEN I. PRENTICE (age 58) is Co-Chairperson and Principal of Kibble & Prentice, Inc., which provides insurance and financial consulting services. He has served as a director of the Company since 1993 and his current term expires with the 1998 Annual Meeting. He has been Chairman or President of Kibble & Prentice for the past twenty-three years. Mr. Prentice serves as a director of Northland Telecommunications Corporation; Western Drug Distributors, Inc.; Starbucks Coffee Company and Percon, Inc.

    DR. J. MICHAEL RIBAUDO (age 53) is the Chief Executive Officer and President of Healthcare Dynamics Strategies, Ltd., which provides healthcare consulting services to a wide variety of clients across the United States. Dr. Ribaudo was elected to the Board in 1995 for a term expiring with the 1998 Annual Meeting. He also serves as a consultant to HEALTHSOUTH, a provider of rehabilitation services, which he joined in January of 1995 when Outpatient Surgery Center, a chain of free-standing ambulatory surgery centers he founded in 1985, merged with HEALTHSOUTH. He also serves as director of Foot Technology, the Mary Institute and St. Louis County Day School. Dr. Ribaudo graduated from Louisiana State University in 1963 and Louisiana State Medical School in 1967 and has had post graduate training at Emory University, Washington University and New York University.

    KENNETH M. ROBERTS (age 49) is President and Chief Investment Officer of Ken Roberts Investment Management, Inc., an investment advisory firm. Mr. Roberts is also President and Chief Executive Officer of Ken Roberts Financial Services, Inc. Mr. Roberts was appointed to the Company's Board of Directors in 1991 and his current term expires with the 1997 Annual Meeting. Mr. Roberts was, until November 1994, President and Chief Investment Officer of Ken Roberts Advisory Group, an investment advisory firm and subsidiary of the Spokane, Washington, office of Smith Barney Shearson, Inc. From 1981 to 1991, he was Vice President of Shearson Asset Management and Foster & Marshall Management, investment advisors, and President of Shearson Lehman Fundamental Value Fund, a registered investment company. From 1987 to 1991, Mr. Roberts was also a director of Shearson Lehman Fundamental Value Fund. Mr. Roberts received a B.A. from Whitworth College in 1968 and an M.B.A. from the Harvard Graduate School of Business in 1971.

    RONALD W. TARRANT (age 59) assumed the position of President and Chief Executive Officer in 1991. Mr. Tarrant succeeded Mr. Lloyd Andrews as Chairman following the 1994 Annual Meeting of Stockholders. Mr. Tarrant was appointed to the Board in 1991, and his current term expires with the 1997 Annual Meeting. He came to the Company from Augat, Inc., a New York Stock Exchange listed company, where, since 1987, he had been a corporate officer and Division Vice President of the Augat Communications Division, a manufacturer of equipment for the cable television and telecommunications industries. Mr. Tarrant was President of Telzon, Inc., prior to Augat's purchase of Telzon in 1984, and President of the subsidiary from 1984 to 1986. Mr. Tarrant received a B.A. from Asbury College in 1959.

RETIRING DIRECTOR:

    JOHN S. CARGILL (age 42) is Vice Chairman of Cargill Detroit Corporation ("Cargill Detroit"). He was appointed Director following the acquisition of the ASI Robotic Systems Division of Cargill Detroit in 1995, and his term expires with the 1996 Annual Meeting. Mr. Cargill joined Cargill Detroit in 1972 and was appointed Vice President of Manufacturing in 1983, and Vice Chairman in 1988. He served as President of the ASI Robotic Systems Division from 1990 to 1995. Mr. Cargill is also President of Coupling Design Corporation, a maker of couplings for the oil industry.

Mr. Cargill has served on the management committees of numerous organizations, including the board of directors for Henry Ford Hospital in Detroit and on the Government Relations Board for the National Machine Tool Builders' Association. He is currently on the board of directors and the audit committee of The National Center for Manufacturing Sciences (NCMS).

    The Board of Directors held six meetings during the fiscal year ended April 30, 1996. All directors attended at least 75% of all Board and committee meetings. The number of meetings of each Committee of the Board are described below. All members of each Committee attended all meetings.

                               COMMITTEES OF THE
                               BOARD OF DIRECTORS

    The Company has an Audit Committee, a Compensation and Plan Administrator Committee, a Mergers and Acquisitions Committee and a Nominating Committee.

    AUDIT COMMITTEE. The function of the Audit Committee is to monitor the effectiveness of the audit effort and the Company's financial and accounting organization and financial reporting and to select a firm of certified public accountants whose duty it is to audit the books and accounts of the Company for the fiscal year for which they are appointed. The members of the Audit Committee are Dean D. Thornton, Kenneth M. Roberts, J. Michael Ribaudo and Daniel J. Evans. The Audit Committee held three meetings in the fiscal year ended April 30, 1996.

    COMPENSATION AND PLAN ADMINISTRATOR COMMITTEE. The function of the Compensation and Plan Administrator Committee is to structure the Company's executive compensation program, to set compensation guidelines for officers and management of the Company and to review and approve compensation for the Chairman and the Chief Executive Officer. The Committee also acts as Administrator of the Company's stock option plans, determining the terms, amounts and recipients of stock option grants. The members are Arlen I. Prentice, Daniel J. Evans and Ron Barbaro. There were three meetings of the Compensation Committee during the fiscal year ended April 30, 1996.

    MERGERS AND ACQUISITIONS COMMITTEE. The function of the Mergers and Acquisitions Committee is to review potential opportunities for acquisitions, mergers or similar transactions. The members of the Mergers and Acquisitions Committee are Kenneth M. Roberts, Ron Barbaro and Ronald W. Tarrant. There was one meeting of the Mergers and Acquisitions Committee during the fiscal year ended April 30, 1996.

    NOMINATING COMMITTEE. The function of the Nominating Committee is to recommend to the Board individuals to fill Board vacancies and to consider issues of Board composition and organization. Ronald W. Tarrant, Ron Barbaro and Arlen I. Prentice serve on the Nominating Committee. The Nominating Committee met once during the fiscal year ended April 30, 1996.

    The Company pays directors who are not employees of the Company an annual retainer of $6,000, $1,000 for each Board and Committee meeting attended in person or $500 for each Committee or telephonic meeting, up to a maximum of one Board and one Committee fee per day, and $600 per day or $300 per half-day or part thereof, for time spent on business of the Company at the request of the Chairman of the Board of Directors, and reimburses them for related out-of-pocket travel and other expenses. Committee chairmen are paid $750 per Committee meeting in lieu of the regular $500 fee. Directors also receive grants of options under the 1987 Plan. The Company has adopted a retirement policy providing that directors will receive, following their retirement, annual amounts equal to the annual retainer paid to them at the time of retirement, for a period equal to the director's years of service on the Board, up to a maximum of nine years.

                                   MANAGEMENT

EXECUTIVE OFFICERS

    The executive officers of the Company are:

          NAME              AGE                       POSITION
- ------------------------    ---  --------------------------------------------------
Janice L. Cannon            47   Executive Vice President, Corporate Services
                                 Executive Vice President and Chief Operating
Thomas A. Cross             38    Officer
William A. Keadle           50   Executive Vice President, Access Products Group
John S. Leness              36   General Counsel and Corporate Secretary
                                 Vice President of Finance, Treasurer and Interim
Stephen D. Reichenbach      34    Chief Financial Officer
Ronald W. Tarrant           59   Chairman, President and Chief Executive Officer

    Each executive officer of the Company is elected or appointed annually by the Board of Directors.

    JANICE L. CANNON joined the Company in August 1994 as Vice President of Human Resources and was appointed Executive Vice President, Corporate Services in 1996. Ms. Cannon headed a human resources consulting firm from 1990 to 1994, serving clients that included Microsoft Corporation, Intel Corporation, Immunex Corporation and Cell Therapeutics. Ms. Cannon served as Director of Operations for the Arizona Asthma and Allergy Institute, in Phoenix, Arizona, from 1986 to 1990.

    THOMAS A. CROSS joined the Company in June 1991 as Vice President of Finance, Chief Financial Officer and Treasurer and became Chief Operating Officer in January 1993. He had been Group Finance Director of Augat Communications Group, a manufacturer of equipment for the cable television and telecommunications industries and a wholly-owned subsidiary of Augat, Inc., a New York Stock Exchange listed company, since 1986. Mr. Cross was Finance Director of CIGNA Healthplan of Washington, a health maintenance organization, in 1985-1986, and was Controller of Telzon Inc., the predecessor of Augat Communications Group, from 1981 to 1985.

    WILLIAM A. KEADLE joined the Company in February 1993 as Senior Vice President, Construction Products and Services and was appointed Executive Vice President in 1996. Mr. Keadle had been Vice President, Sales and Marketing for Icom America, a manufacturer of electronics products, since February of 1991. From 1981 to 1991, Mr. Keadle was with Bank and Office Interiors, a capital equipment provider of specialty interiors, and was President for the last five years.

    JOHN S. LENESS joined the Company in June 1990 as its Corporate Counsel, became General Counsel in December 1990, was appointed Assistant Secretary in January 1991 and Secretary in February 1991. Prior to joining the Company, Mr. Leness had been associated since 1986 with the Perkins Coie law firm.

    STEPHEN D. REICHENBACH joined the Company in September 1992 when the Company acquired Spider Staging Corporation, was appointed Treasurer in March 1993 and Vice President of Finance in 1996.
Prior to joining the Company, Mr. Reichenbach had been associated since 1989 with Spider Staging Corporation as its Controller and had been with Ernst & Whinney from 1985 to 1989.

    RONALD W. TARRANT (Biographical information for Mr. Tarrant appears above).

          STOCK OWNERSHIP OF MANAGEMENT AND OF PRINCIPAL STOCKHOLDERS

    The following table sets forth information as of July 8, 1996, with respect to each stockholder known by the Company to be the beneficial owner of more than five percent (5%) of any class of voting securities of the Company, each director, those executive officers listed in the Summary Compensation Table below and all directors and executive officers of the Company as a group. Currently, the Company's sole class of voting securities outstanding is Common Stock. Except as noted below, each person has sole voting and investment powers with respect to the shares shown. The address for each of the persons listed below, is 23500 64th Avenue South, Kent, Washington 98032.

                                                                                                                    PERCENT OF
                                                                                                    NUMBER          OUTSTANDING
NAME AND POSITION                                                                                  OF SHARES          SHARES
- ---------------------------------------------------------------------------------------------  -----------------  ---------------
Ron Barbaro, Director........................................................................         9,000(1)           *
John S. Cargill, Director....................................................................        12,500(2)           *
Thomas A. Cross, Executive Officer...........................................................       137,341(3)             0.9%
Daniel J. Evans, Director....................................................................        64,000(4)           *
William A. Keadle, Executive Officer.........................................................        35,443(5)           *
John S. Leness, Executive Officer............................................................        88,207(6)
Arlen I. Prentice, Director..................................................................        69,896(7)           *
J. Michael Ribaudo, Director.................................................................       129,874(1)             0.9%
Kenneth M. Roberts, Director.................................................................        89,000(4)           *
Ronald W. Tarrant, Director..................................................................       330,665(8)             2.2%
Dean D. Thornton, Director...................................................................        21,000(9)           *
All directors and officers -- as a group (13 persons)........................................     1,025,735(10)            6.9%

- ------------------------
  *  Less than 1% beneficial ownership of Company Common Stock.

 (1) Includes options exercisable within 60 days for 4,000 shares of Company Common Stock.

 (2) Does not include 445,000 shares owned by Cargill Detroit Corporation. Includes options exercisable within 60 days for 9,000 shares of Company Common Stock.

 (3) Includes options exercisable within 60 days for 107,500 shares of Company Common Stock.

 (4) Includes options exercisable within 60 days for 40,000 shares of Company Common Stock.

 (5) Includes options exercisable within 60 days for 35,000 shares of Company Common Stock.

 (6) Includes options exercisable within 60 days for 76,000 shares of Company Common Stock.

 (7) Includes options exercisable within 60 days for 23,000 shares of Company Common Stock.

 (8) Includes options exercisable within 60 days for 305,000 shares of Company Common Stock.

 (9) Includes options exercisable within 60 days for 11,000 shares of Company Common Stock.

(10) Includes options exercisable within 60 days for 666,000 shares of Company Common Stock.

COMPLIANCE WITH SECTION 16 (A) OF THE SECURITIES EXCHANGE ACT OF 1934

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock. Officers, directors and greater-than-ten percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and representations that no other reports were required, during the fiscal year ended April 30, 1996, all Section 16(a) filing requirements were complied with.

EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE

    The following table sets forth information for the years ended April 30, 1996, 1995 and 1994, with respect to the Chief Executive Officer and each of the four other highest paid executive officers of the Company whose aggregate cash compensation in fiscal 1996 exceeded $100,000:

                                                                LONG TERM
                                                               COMPENSATION
                                                 ANNUAL        ------------
                                              COMPENSATION      NUMBER OF
                                           ------------------     STOCK         ALL OTHER
NAME AND PRINCIPAL POSITION          YEAR   SALARY    BONUS      OPTIONS      COMPENSATION*
- -----------------------------------  ----  --------  --------  ------------   -------------
Ronald W. Tarrant .................  1996  $324,712  $ 29,700     25,000        $ 13,680
 Chairman, President                 1995   285,582   140,300     10,000          12,022
 and Chief Executive                 1994   241,508    16,301     75,000          15,803
 Officer

Thomas A. Cross ...................  1996  $178,267  $ 17,710     25,000        $ 12,469
 Executive Vice President            1995   170,302    84,790          0          10,335
 and Chief Operating                 1994   143,853     9,710     45,000          11,622
 Officer

William A. Keadle .................  1996  $150,874  $ 13,464     25,000        $  9,752
 Senior Vice President               1995   144,019    55,236          0           8,265
 of Sales                            1994   137,010     9,248     12,500           6,596

Lee M. Andrews ....................  1996  $107,812  $  8,470          0        $      0
 Vice President and                  1995    95,090    32,030      5,000             750
 Chief Financial Officer (1)         1994     --        --        --              --

John S. Leness ....................  1996  $ 99,986  $  8,557     25,000        $  7,241
 General Counsel and                 1995    98,050    40,337     11,000           3,116
 Corporate Secretary                 1994    78,000    12,015     15,000           2,700

- ------------------------
 * Includes company contributions to the 401(k) Plan and the Flow International Corporation Executive Deferral Plan.

(1) Mr. Andrews served as Vice President and Chief Financial Officer from July 1994 until September 1995.

                              OPTION GRANTS TABLE
                                  FISCAL 1996

    The following table sets forth certain information regarding options granted to the Company's chief executive officer and each of the individuals named in the Summary Compensation table during the fiscal year ended April 30, 1996.

                                                                                        POTENTIAL REALIZABLE
INDIVIDUAL GRANTS                                                                    --------------------------
- ----------------------------------------------------------------------------------
                                              PERCENT OF                              VALUE AT ASSUMED ANNUAL
                                                TOTAL                                   RATES OF STOCK PRICE
                                               OPTIONS                                APPRECIATION FOR OPTION
                                  NUMBER      GRANTED TO    EXERCISE                      TERM (10 YEARS)
                                OF OPTIONS   EMPLOYEES IN     PRICE     EXPIRATION   --------------------------
NAME                             GRANTED     FISCAL YEAR    ($/SHARE)      DATE           5%           10%
- ------------------------------  ----------   ------------   ---------   ----------   ------------  ------------
All Flow Stockholders *                                                              $233,369,957  $371,602,654

Ronald W. Tarrant.............    25,000         6.53%        $8.25      5/1/05(1)        129,938       327,938

Thomas A. Cross...............    25,000         6.53          8.25      5/1/05(1)        129,938       327,938

William A. Keadle.............    25,000         6.53          8.25      5/1/05(1)        129,938       327,938

Lee M. Andrews                         0        --            --          --                    0             0

John S. Leness                    25,000         6.53          8.25      5/1/05(1)        129,938       327,938

- ------------------------
 * Based on a total value of the Company's outstanding common stock at April 30, 1996, of $143,268,910 million

(1) The options vest 50% annually.

                   AGGREGATED OPTION EXERCISES IN FISCAL 1996
                       AND FISCAL YEAR-END OPTION VALUES

    The following table sets forth certain information regarding options exercised during the year ended April 30, 1996, by the Company's Chief Executive Officer and each of the individuals named in the Summary Compensation Table.

                                                              TOTAL NUMBER OF            VALUE OF UNEXERCISED
                                                          UNEXERCISED OPTIONS AT         IN-THE-MONEY OPTIONS
                                  SHARES                      FISCAL YEAR-END           AT FISCAL YEAR-END (1)
                                ACQUIRED ON    VALUE    ---------------------------   ---------------------------
NAME                             EXERCISE     REALIZED  EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
- ------------------------------  -----------   --------  -----------   -------------   -----------   -------------
Ronald W. Tarrant.............         0         --       315,000        15,000       $ 1,639,375     $ 28,750

Thomas A. Cross...............    20,000      $112,500    107,500        12,500           440,625       20,313

William A. Keadle.............         0         --        35,000        12,500           107,813       20,313

Lee M. Andrews................         0         --             0             0                 0            0

John S. Leness................         0         --        86,000        13,000           355,688       22,000

- ------------------------
(1) Calculated using $9.875, the closing price of the Company's common stock as reported by NASDAQ on April 30, 1996.

COMPENSATION COMMITTEE REPORT

    The Compensation and Plan Administrator Committee has adopted the following philosophy statement:

        Flow International believes that the purpose of compensation is to attract, motivate, and retain excellently performing employees throughout the company. Furthermore, Flow also believes that pay programs, especially those for top executives, should be designed in a manner that aligns employee interests with those of the stockholders. In view of these two beliefs, executive compensation programs at Flow International will be designed to meet the following objectives:

    - Base salaries will be targeted at the 75th percentile of competitive practice based on the results of surveys.

    - Bonus or incentive compensation will be based on individual, unit, and/or total company performance. At least 50% of executive bonuses will be tied directly to overall company results.

    - Stock options will be granted, as appropriate, by the Board in accordance with the current stock compensation plan.

    - To more closely align executive interests with those of the stockholders, executives will be required to achieve established stock ownership goals in accordance with the Stock Ownership Plan.

    - The administration of the compensation programs will be directed toward ensuring that the executives are paid fairly and competitively while maintaining a strong relationship between the overall performance of Flow International and the level of compensation.

    The Committee's decisions are presented to and are subject to final approval by the Board of Directors. The Committee also believes that the shareholders' interests will be best served if all employees of the Company are also shareholders. The Company has implemented programs to grant options to all employees so that they will become shareholders. In order to implement its philosophy, the Committee has adopted an executive compensation program with the following elements:

    BASE SALARY. Consistent with the Committee's philosophy, base salaries for fiscal 1997 were based on comparisons to salary levels at comparable companies with the goal of setting levels at the seventy-fifth percentile. In its review, the Committee relied on data compiled by the Company's Human Resources group and outside survey data for each Company executive. Salary adjustments for individual executives were made to bring compensation levels into line with such comparable companies.

    BONUS PROGRAM. The Committee believes that shareholder return in the short term will be maximized by ensuring that the Company achieves good operating results. The Committee has structured the Company's executive bonus program so that annual bonuses are payable based on achievement of target levels for operating income and return on managed assets (or cash, inventories and accounts receivable), which the Committee believes are the best measures of the Company's financial performance. For fiscal 1997, in order to align the Company's practice with comparable practice, target bonus levels were established at 45% of base salary for executive officers and 65% for the Chairman, President and Chief Executive Officer. The bonuses payable will vary depending on the Company's performance against the operating income and return on managed assets targets established.

    STOCK OPTIONS. In order to provide management with incentives to maximize long-term shareholder returns, the Committee, as administrator of the Company's stock option plans, grants stock options to management. The Committee believes that such grants will encourage management to pursue long-term strategies that will increase the price of the Company's shares. The grants are generally made annually at the time of the Committee's annual review of executive compensation. For fiscal 1997, the Committee made grants of options to executives that vest as the Company's stock price appreciates, instead of vesting over time, as the Committee had typically granted in prior years. The Committee established a target of 15% for increases in the price of the Company's stock, and the options granted vest in 20% increments as this target is met. The Committee believes that this ensures that the executives receiving these options will only benefit to the extent that shareholders achieve a return on their investment in the Company.

    STOCK OWNERSHIP. Because the Committee believes that executives who share the same risks as the Company's stockholders will be more likely to manage the Company to maximize stockholder value, the Committee implemented in fiscal 1994 and continued for fiscal 1997, for the Company's most senior officers, a plan requiring stock ownership by each officer. The plan requires that executives acquire and maintain minimum holdings of the

Company's stock. The Committee intends that the plan encourage executives to hold at least five percent of the Company's outstanding common stock. Stock ownership goals have been established for each executive officer based on individual responsibilities and salary level and range from 150,000 shares to 45,000 shares. Executives are given five years to reach their goals. The Committee will reduce future stock option awards to those executives who fail to meet their ownership goals.

    The Committee specifically reviews the performance of the Chairman, President and Chief Executive Officer in the course of its review of the Company's executive compensation program. The Committee's evaluation of the compensation for the President, Chairman and Chief Executive Officer is based not only on the Company's financial performance during the fiscal year, but also on achievement of long-term strategic goals. For fiscal 1997, the Committee made a modest adjustment to the compensation of the Chairman, President and Chief Executive Officer to make it comparable to other similar corporations. During the course of the year the Committee monitors the Company's performance and meets both with and without management to evaluate the Company's results.

    The Board of Directors has also approved agreements with the Company's senior executives that provide for continuation of their salaries in the event their jobs are eliminated or their responsibilities materially reduced following a change in control of the Company. The Board believes that this will ensure that executives will evaluate any possible offers for the Company in an objective manner consistent with the best interests of the Company's shareholders.

    In August of 1993, the Internal Revenue Code was amended to impose a limitation on the deductibility of nonperformance based annual executive compensation in excess of $1.0 million. The Compensation Committee presently anticipates that the Company's executive compensation will either be below such levels or will be structured to qualify as "performance based compensation" which is exempt from such limitation.

    This report is submitted by the members of the Compensation and Plan Administrator Committee. This report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not be deemed filed under such acts.

                                                           COMPENSATION AND PLAN
                                                         ADMINISTRATOR COMMITTEE

                                                   Arlen I. Prentice -- CHAIRMAN
Daniel J. Evans
       Ron Barbaro

COMPENSATION COMMITTEE MEMBERSHIP

    The Compensation and Plan Administration Committee is composed of independent outside directors, none of whom serve on boards of companies whose boards include Company executives.

STOCK PERFORMANCE GRAPH

    The following graph sets forth the cumulative total stockholder return (assuming reinvestment of dividends) to the Company's stockholders during the five-year period ending April 30, 1996, as well as overall stock market index (NASDAQ) and for those peer group indices selected for each of the Company's product lines (S & P Machine Tools, Dow Jones Factory Equipment and Dow Jones Heavy Construction). The Company has paid no dividends on its Common Stock. EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

               FLOW INTERNATIONAL                                NASDAQ STOCK                                      DOW JONES
                  CORPORATION            S&P SMALLCAP 600        MARKET - US         S&P MACHINE TOOLS         FACTORY EQUIPMENT
4/91                              100                    100                 100                       100                       100
4/92                              178                    120                 121                       159                       130
4/93                              227                    141                 139                       169                       140
4/94                              204                    162                 155                       162                       145
4/95                              298                    171                 180                       160                       143
4/96                              351                    232                 257                       162                       153

                   DOW JONES
               HEAVY CONSTRUCTION
4/91                              100
4/92                               94
4/93                               89
4/94                              115
4/95                              108
4/96                              134

                    AMENDMENT OF THE 1987 STOCK OPTION PLAN
                           FOR NONEMPLOYEE DIRECTORS
                             (PROXY PROPOSAL NO. 2)

    It has been the Company's practice to grant stock options to its nonemployee Directors as a significant portion of their compensation for service on the Board. These options have been granted pursuant to the 1987 Stock Option Plan for Nonemployee Directors (the "1987 Plan"). The Board of Directors believes that this links the compensation of Directors to the interests of the Company's stockholders.

    The cash compensation of directors has not been adjusted since 1994. For fiscal 1997, the Board decided not to adjust Directors' cash compensation but, in order to ensure that the Company can attract and retain directors having the experience and expertise to further the Company's growth, decided to amend the 1987 Plan to increase the number of options granted annually to directors from 5,000 shares to 10,000 shares. In order to provide sufficient shares to implement this change and to provide sufficient shares for options to be granted to the new directors nominated for election at the 1996 Annual Meeting, the Board of Directors also approved an amendment to the 1987 Plan increasing the number of shares available for grant from 400,000 shares to 750,000 shares.

    At the date of this Proxy Statement, there were options for 62,000 shares available for grant under the 1987 Plan. There were options for 241,000 shares outstanding under the 1987 Plan, or 1.6% of the shares outstanding as of the record date. Should the amendments to the 1987 Plan not be approved, there are only sufficient options available for the grants to the two newly elected Directors and for the grant to the other nonemployee Directors in connection with the 1996 Annual Meeting. Nonemployee directors are not eligible for stock options under the Company's other stock option plans. Under the Company's other stock option plans, which are intended to provide for the grant of stock options to employees, there were options for 1,512,870 shares, or 10.2% of the shares outstanding, as of the record date.

    The affirmative vote of the stockholders of record of the majority of shares of Common Stock present in person or by proxy and entitled to vote at the annual meeting is necessary to approve Proposal No. 2 to amend the 1987 Stock Option Plan for Nonemployee Directors.

                  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
                          PROPOSAL NO. 2 TO AMEND THE
                             1987 STOCK OPTION PLAN
                           FOR NONEMPLOYEE DIRECTORS

GENERAL DESCRIPTION OF 1987 PLAN TERMS

    The 1987 Plan provides for the automatic grant to each nonemployee Director of nonqualified options for 10,000 shares of common stock upon initial election or appointment to the Board and 5,000 shares of Common Stock annually thereafter concurrent with the annual stockholder election of Directors. The proposed amendment would increase the annual grant to 10,000 shares. All options are granted at an exercise price equal to the fair market value of the Common Stock at the time of the grant. The 1987 Plan is to be administered by the Board or its Compensation Committee.

    The initial grant vests 40% after one year and 20% each year thereafter and is otherwise subject to the same terms as the annual grant. The options granted annually are immediately exercisable, remain exercisable, until one year after an optionee ceases to be a Director and expire no later than ten (10) years and one (1) week from the date of grant. Unvested options vest in the event of a change in control of the Company.

    The options granted under the 1987 Plan do not qualify as incentive stock options under the Internal Revenue Code of 1986, as amended (the "Code"). Since options granted under the terms of the 1987 Plan are granted at the fair market value of the Company's Common Stock at the time of grant, Directors receiving grants of options under the 1987 Plan will not be deemed to receive any income at the time options are granted and the Company will not be entitled to a tax deduction at the time of grant. When any part of an option granted under the 1987 Plan is exercised, the optionee will be deemed to have received ordinary income in an amount equal to the difference between the fair market value of the Common Stock on the date of exercise and the option exercise price. The Company will be entitled to a tax deduction in an amount equal to the amount of ordinary income realized by the optionee. Upon a later sale by the optionee of the shares acquired on exercise, the optionee will have short-term or long-term capital gain or loss, as the case may be, in an amount equal to the difference between the amount realized on such sale and the tax basis of the shares sold.

    The Board of Directors may, subject to applicable securities laws, amend, terminate or suspend the 1987 Plan, but may not, without the approval of stockholders, increase the number of shares subject to the 1987 Plan, reduce the option exercise price below full fair market value at the time of grant, increase the number of shares for which options are to be granted annual to each nonemployee Director, or change the timing with respect to which such options are granted.

                            INDEPENDENT ACCOUNTANTS

    The firm of Price Waterhouse has examined the financial statements of the Company since 1981. It is anticipated that representatives of Price Waterhouse will be present at the Annual Meeting to answer stockholders' questions and will have the opportunity to make a statement if they so desire.

                                 FORM 10-K AND
                              FINANCIAL STATEMENTS

    The Company's 1996 Annual Report has been mailed to you with this Proxy Statement. The Annual Report contains the Consolidated Financial Statements of the Company and its subsidiaries and accompanying notes as of April 30, 1996 and 1995 and the Report thereon by Price Waterhouse.

    If any stockholder entitled to vote at this Annual Meeting wishes to receive a copy of the Company's Annual Report or Form 10-K, the Company will furnish that person, without charge, copies upon written request. Requests should be addressed:

    John S. Leness, Secretary
    Flow International Corporation
    23500 64th Avenue South
    Kent, Washington 98032

                             STOCKHOLDER PROPOSALS

    To be considered for presentation to the 1997 Annual Meeting of Stockholders, a stockholder proposal must be received at the offices of the Company, 23500 64th Avenue South, Kent, Washington 98032, not later than March 24, 1997.

                   SOLICITATION AND EXPENSES OF SOLICITATION

    Proxies may be solicited by officers, directors and regular supervisory and executive employees of the Company, none of whom will receive any additional compensation for their services. Proxies may be solicited personally or by mail, telephone, facsimile or messenger. The Company will also pay persons holding shares of the Common Stock in their names or in the names of the nominees, but not owning such shares beneficially, such as brokerage houses, banks and other fiduciaries, for the expense of forwarding soliciting materials to their principals. All of the costs of the solicitation of proxies will be paid by the Company.

                                 OTHER MATTERS

    The Board of Directors knows of no other business which will be presented to the meeting. If any other business is properly brought before the meeting, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the judgment of the persons voting the proxies.

    Whether you intend to be present at this meeting or not, you are urged to return your proxy promptly.

                                             By order of the Board of Directors.

                                                               Ronald W. Tarrant
                                                           CHAIRMAN OF THE BOARD

                      SOLICITED BY THE BOARD OF DIRECTORS
                        FLOW INTERNATIONAL CORPORATION
                        ANNUAL MEETING OF STOCKHOLDERS
                               August 29, 1996

     The undersigned hereby appoints Ronald W. Tarrant, Thomas A. Cross and John S. Leness, and each or any of them, with power of substitution, proxies for the undersigned and authorizes them to represent and vote, as designated, all of the shares of stock of the Company which the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held at the Washington Athletic Club, 1325 Sixth Avenue, Seattle, Washington 98111, on August 29, 1996, and at any adjournment of such meeting, for the following purposes and with discretionary authority as to any other matters that may properly come before the meeting, all in accordance with and as described in the Notice and accompanying Proxy Statement.

     If this Proxy is executed by you without indicating a choice regarding the nominees for director or without indicating a choice regarding Proposal 2, it will be deemed to grant authority to vote FOR the nominees for director and FOR Proposal 2.

               IMPORTANT - TO BE SIGNED AND DATED ON REVERSE SIDE

                          ^  FOLD AND DETACH HERE  ^

                        FLOW INTERNATIONAL CORPORATION

Please mark your votes as indicated in this example    /X/


                               Vote FOR the nominees
                               listed below (except as    WITHHOLD AUTHORITY to
                               marked to the contrary     vote for the nominees
                               below).                    listed below.

PROPOSAL 1 - ELECTION OF                / /                      / /
             DIRECTORS

The Board of Directors
recommends a vote FOR the
nominees for Director.

Election of three Directors:

INSTRUCTIONS:  TO WITHHOLD
AUTHORITY TO VOTE FOR ANY
INDIVIDUAL NOMINEE, STRIKE
A LINE THROUGH THAT NOMINEE'S
NAME.

NOMINEES for Three-Year Terms:
      Kathryn L. Munro
      Sandra F. Rorem
      Dean D. Thornton

                                 Vote FOR    Vote AGAINST  WITHHOLD AUTHORITY to
                                 Proposal 2   Proposal 2    vote for Proposal 2

Proposal 2 - Approval of           / /           / /               / /
Amendment to 1987 Stock Option
Plan for Nonemployee Directors

THIS PROXY IS SOLICITED BY MANAGEMENT. A majority of said proxies, including any substitutes, or if only one of them be present then that one, may exercise all powers granted hereunder at said meeting or any adjournment thereof. This proxy revokes any proxy to vote such shares at such meeting or any adjournment thereof heretofore given by the undersigned to anyone other than those named above.

Signature must be that of him/herself. If shares are held jointly, each shareholder named should sign. If the signer is a corporation, please sign the full corporate name by duly authorized officer. If the signer is a partnership, please sign partnership name by authorized person. Executors, administrators, trustees, guardians, attorneys-in-fact, etc., should so indicate when signing.


Signature(s) ___________________________________  Dated _________________, 1996
                                                      IMPORTANT-PLEASE INSERT

                          ^  FOLD AND DETACH HERE  ^